UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2020

KALEYRA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38320	82-3027430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Via Marco D’Aviano, 2, Milano MI, Italy		20131
(Address of Principal Executive Offices)		(Zip Code)

+39 02 288 5841

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KLR	NYSE American LLC
Warrants, at an exercise price of $11.50 per share of Common Stock	KLR WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement

As previously disclosed by Kaleyra, Inc. (the “Company”) in the Current Reports on Form 8-K as filed with the Securities and Exchange Commission (the “SEC”) on November 20, 2019 and December 16, 2019, the Company entered into, and subsequently amended, the Forward Share Purchase Agreement (the “Forward Share Purchase Agreement”) with Glazer Capital, LLC (“Glazer”). Pursuant to the terms of the Forward Share Purchase Agreement, the Company was to enter into a letter of credit agreement for the issuance of a standby letter of credit for the benefit of Glazer to replace the escrow account that was established concurrently with the execution of the Forward Share Purchase Agreement.

As previously disclosed in the Current Report on Form 8-K as filed with the SEC on January 10, 2020, in accordance with its obligations under the Forward Share Purchase Agreement, on January 7, 2020, the Company entered into a Letter of Credit and Reimbursement Agreement (the “Letter of Credit and Reimbursement Agreement”) with EagleBank (“EagleBank”) pursuant to which EagleBank issued a standby letter of credit in the initial stated amount of $9,314,403.16 (the “Letter of Credit”) for the benefit of Glazer. The Letter of Credit expires on June 15, 2020. The Letter of Credit may be drawn down by Glazer upon its sale of shares of common stock of the Company pursuant to the terms and conditions set forth in the Forward Share Purchase Agreement. The Letter of Credit is secured by cash in the amount of $9,314,403.16, which is held in a deposit account at EagleBank.

On May 15, 2020, Glazer provided notice that it was exercising its option under the Forward Share Purchase Agreement to have its remaining 864,093 shares of common stock repurchased by the Company on May 19, 2020 at $10.6819 per share, for an aggregate purchase price of $9,230,155.01, which is the full amount remaining under the Letter of Credit as of that date. Following the repurchase, both the Forward Share Purchase Agreement with Glazer and the Letter of Credit and Reimbursement Agreement with EagleBank will have terminated pursuant to their respective terms, and as a result the Company will have no further obligations under either respective agreement following the settlement of the repurchase.

The Letter of Credit and Reimbursement Agreement, Amendment No. 1 to the Forward Share Purchase Agreement, and the Forward Share Purchase Agreement are incorporated herein by reference as Exhibits 10.1, 10.2, and 10.3, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Letter of Credit and Reimbursement Agreement, dated January 7, 2020, by and between Kaleyra, Inc. and EagleBank. (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed with the SEC on January 10, 2020.)

10.2	Amendment No. 1 to Forward Share Purchase Agreement, dated December 13, 2019, by and between Kaleyra, Inc. and Glazer Capital, LLC. (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K as filed with the SEC on December 16, 2019.)

10.3	Forward Share Purchase Agreement, dated November 19, 2019, by and between GigCapital, Inc. and Glazer Capital, LLC (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed with the SEC on November 20, 2019).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2020

	By:	/s/ Dario Calogero
	Name:	Dario Calogero
	Title:	Chief Executive Officer and President